UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2006

                            Regency Affiliates, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       1-7949                    72-0888772
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(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)                 File No.)             Identification No.)

610 N.E. Jensen Beach Blvd., Jensen Beach, Florida                      34957
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    (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (772) 334-8181

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.

As previously reported, on May 10, 2004, Gary Nuttall, a former President of Regency Affiliates, Inc. (the "Company"), commenced an arbitration proceeding against the Company with respect to certain claims allegedly arising under his 1995 Employment Agreement with the Company. On May 4, 2006, the parties settled the disputes between them without admitting any liability, fault or wrongdoing, and entered into a settlement agreement provided for, among other things, payment of $950,000 by the Company to Mr. Nuttall and the purchase by the Company of the 29,134 shares of Company common stock owned by Mr. Nuttall, at a purchase price of $6.50 per share.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        REGENCY AFFILIATES, INC.


                                                        By: /s/ Laurence S. Levy
                                                            --------------------
                                                        Name:  Laurence S. Levy
                                                        Title: President

Date: May 8, 2006